Exhibit 10.9

AMENDMENT

TO

SFBC INTERNATIONAL, INC.

1999 STOCK PLAN

Pursuant to Section 16 of the SFBC INTERNATIONAL, INC. 1999 STOCK PLAN (the “Plan”), the Plan is hereby amended as follows:

1.

The second sentence of Section 17 of the Plan is deleted in its entirety and the following inserted in lieu thereof:

Provided, however, the Committee shall not reprice any outstanding Options or SARs by reducing the exercise price without the approval of the Company’s stockholders.

2.

Section 4 of the Plan is amended by increasing the number of shares available to be granted under the Plan from 2,850,000 to 3,150,000.

3.

Except to the extent set forth above, the Plan shall remain in full force and effect.